Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 8, 2002 in the Registration Statement of Allied Healthcare International Inc. on Form S-1 and related Prospectus dated May 17, 2004.

/s/ Ernst & Young LLP
New York, New York
May 13, 2004